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                                                                    Exhibit 23.4
                          [William Blair Letterhead]


                                    CONSENT

        We hereby consent to the use in the Registration Statement and Proxy of CBOT Holdings, Inc. on Form S-4 of our opinion dated September 24, 2001, appearing as Appendix D-1 to such Registration Statement and Proxy, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement and Proxy within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        William Blair & Company, L.L.C.
                                        --------------------------------------
                                        /s/ William Blair & Company, L.L.C.


Chicago, Illinois
October 23, 2001